EXHIBIT 32.2

Certification by the Principal Financial Officer of
Enesco Group, Inc.
Pursuant to Rule 13a-14(b) under the Exchange Act and
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

     I, Paula E. Manley, am Chief Financial Officer of Enesco Group, Inc. (the “Company”).

     This certification is being furnished pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company’s Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 2005 (the “Report”).

     I hereby certify that to the best of my knowledge:

 (a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78 m(a) or 78o(d)); and

 (b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 10, 2005	/s/ Paula E. Manley

Paula E. Manley

Chief Financial Officer

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